AMENDMENT NO. 1 TO
                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



     PSO CAPITAL I                        PUBLIC SERVICE COMPANY OF OKLAHOMA
(EXACT NAMES OF CO-REGISTRANT         (EXACT NAME OF CO-REGISTRANT AS SPECIFIED
  AS SPECIFIED IN TRUST                 IN CHARTER)
     AGREEMENT)
     DELAWARE                                  OKLAHOMA
(STATE OR OTHER JURISDICTION OF         (STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)          INCORPORATION OR ORGANIZATION)
     75-6504097                                73-0410895
(I.R.S. EMPLOYER IDENTIFICATIONNO.)     (I.R.S. EMPLOYER IDENTIFICATION NO.)


>

                              212 East Sixth Street
                           Tulsa, Oklahoma 74119-1212
          (Address of principal executive offices, including zip code)



        Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of each exchange on which
 Title of each class to be so registered       each class is to be registered

8% Trust Originated Preferred Securities,         New York Stock Exchange
              Series-A


          If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

          If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act: None



     The Commission is respectfully requested to send copies of all notices, orders and communications to:

                               ROBERT B. WILLIAMS
                                 JORIS M. HOGAN
                         Milbank, Tweed, Hadley & McCloy
                             1 Chase Manhattan Plaza
                            New York, New York 10005





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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

     The securities to be registered hereby are 8% Trust Originated Preferred Securities ("Preferred Securities"), of PSO Capital I, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of PSO Capital I and are guaranteed by Public Service Company of Oklahoma (the "Company"), an Oklahoma corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to The Bank of New York, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 of the Company and PSO Capital I (Registration Nos. 333-21153 and 333-21153-01) filed with the Securities and Exchange Commission (the "Commission") on February 5, 1997. Such registration statement, as amended (the "Registration Statement"), became effective on April 7, 1997. The particular terms of the Preferred Securities and the Guarantee are described in the Prospectus, dated April 7, 1997, and Prospectus Supplement, dated April 24, 1997 (collectively, the "Prospectus") filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, in connection with the Registration Statement. The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below.

Item 2.  Exhibits.

     The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of PSO Capital I are registered. Accordingly the following Exhibits required in accordance with Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Commission and is incorporated herein by reference.


  Exhibit
  Number                                       Description and Method of Filing


  1(a)            The Prospectus               Filed pursuant to Rule 424 in
                                               connection with the Registration
                                               Statement of the Company and PSO
                                               Capital I (Reg. Nos. 333-21153
                                               and 333-21153-01).

 4(a)            Form of Indenture between     Filed as Exhibit 4(a) to the
                 the Company and The Bank of   Registration Statement of the
                 New York, as Trustee          Company and PSO Capital I (Reg.
                                               Nos. 333-21153 and 333-21153-01).

 4(d)            Form of Junior Subordinated   Filed as Exhibit 4(d) to the
                 Debenture (contained in the   Registration Statement of the
                 Form of Supplemental          Company and PSO Capital I (Reg.
                 Indenture)                    Nos. 333-21153 and 333-21153-01).

 4(e)            Certificate of Trust of PSO   Filed as Exhibit 4(e) to the
                 Capital I                     Registration Statement of the
                                               Company and PSO Capital I (Reg.
                                               Nos. 333-21153 and 333-21153-01).




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 4(f)            Trust Agreement of PSO        Filed as Exhibit 4(f) to the
                 Capital I                     Registration Statement of the
                                               Company and PSO Capital I (Reg.
                                               Nos. 333-21153 and 333-21153-01).

 4(g)            Form of Amended and           Filed as Exhibit 4(g) to the
                 Restated Trust Agreement of   Registration Statement of the
                 PSO Capital I                 Company and PSO Capital I (Reg.
                                               Nos. 333-21153 and 333-21153-01).

 4(h)            Form of Preferred Security    Filed as Exhibit 4(h) to the
                 (contained in the Form of     Registration Statement of the
                 Amended and Restated Trust    Company and PSO Capital I (Reg.
                 Agreement                     Nos. 333-21153 and 333-21153-01).

 4(i)            Form of Guarantee Agreement   Filed as Exhibit 4(i) to the
                                               Registration Statement of the
                                               Company and PSO Capital I (Reg.
                                               Nos. 333-21153 and 333-21153-01).





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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date: April 29, 1997                    PSO CAPITAL I


                                        By: /s/WENDY G. HARGUS
                                            Name: Wendy G. Hargus
                                            Not in their individual capacity,
                                             but solely as Trustee




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